UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

First Financial Bancorp.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

201 East Fourth Street, Suite 1900, Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants (expiring December 23, 2018)	Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-156841

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrant’s Securities to be Registered.

The title of the securities to be registered hereunder is “Warrants (expiring December 23, 2018)” (the “Securities”). A description of the Securities is set forth under (i) the section captioned “Description of Warrants” in the registrant’s prospectus, dated February 19, 2009 (the “Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-156841), as supplemented by (ii) the section captioned “Description of the Warrants” in the registrant’s Preliminary Prospectus Supplement, dated June 1, 2010, to the Prospectus, which are hereby incorporated by reference into this registration statement.

Item 2.   Exhibits.

4.1	Warrant Agreement, dated June 2, 2010, between the registrant and Registrar and Transfer Company.

4.2	Form of Warrant (included as part of Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 3, 2010	FIRST FINANCIAL BANCORP. (Registrant)
	By:	/s/ J. Franklin Hall
	Name:	J. Franklin Hall
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Warrant Agreement, dated June 2, 2010, between the registrant and Registrar and Transfer Company.
4.2	Form of Warrant (included as part of Exhibit 4.1).